UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 28, 2011

MERCANTILE BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32434	37-1149138
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)

200 North 33rd Street, Quincy, Illinois 62301
 (Address of Principal Executive Offices) (Zip Code)

  (217) 223-7300
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On March 28, 2011, Mercantile Bank (the “Bank”), a subsidiary of Mercantile Bancorp, Inc. (the “Company”), entered into a Stipulation to the Issuance of a Consent Order with the Federal Deposit Insurance Corporation (“FDIC”) and the Illinois Department of Financial and Professional Regulation, Division of Banking (the “Division”) agreeing to the issuance of a Consent Order (“Order”).  The Order was issued on March 31, 2011.  Under the terms of the Order, the Bank agreed, among other things, to provide certain information to the FDIC and the Division, to establish and implement a plan to maintain qualified management and Board oversight functions, to maintain Tier 1 capital as a percentage of its total assets at a minimum of 8% and its level of qualifying total capital as a percentage of risk-weighted assets at a minimum of 12%, to develop a capital plan, to restrict payment of dividends to the Company, to prohibit making additional loans to certain problem borrowers, to develop a written plan to reduce concentration of credit, to perform a review of the allowance for loan and lease losses, to revise the Bank’s strategic plan, and to the provision of progress reports.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mercantile Bancorp, Inc.

By:	/s/ Ted T. Awerkamp
Name:	Ted T. Awerkamp
Title:	President, and Chief Executive Officer

Date: April 8, 2011

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